    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 14, 1998
                           REGISTRATION NO. 333-56859

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                POST-EFFECTIVE
                              AMENDMENT NO. 1 TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            NORTHWEST BANCORP, INC.
                            -----------------------
                          (Exact name of registrant as
                           specified in its charter)

     PENNSYLVANIA                                              23-2900888
-----------------------                                   ----------------------
(State of Incorporation                                     (I.R.S. Employer
    or Organization)                                      Identification Number)

                           LIBERTY AND SECOND STREETS
                        WARREN, PENNSYLVANIA 10365-2353
                                (814) 726-2140
           ---------------------------------------------------------
               (Address, including ZIP Code, and telephone number
                 including area code, of registrants' principal
                               executive offices)


                                 JOHN O. HANNA
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            NORTHWEST BANCORP, INC.
                          LIBERTY AND SECOND STREETS
                        WARREN, PENNSYLVANIA 10365-2353
           ---------------------------------------------------------
           (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

                                   Copies to:
                            KENNETH R. LEHMAN, ESQ.
                                NED QUINT, ESQ.
                  LUSE LEHMAN GORMAN POMERENK & SCHICK, P.C.
                    5335 WISCONSIN AVENUE, N.W., SUITE 400
                            WASHINGTON, D.C.  20015
                                (202) 274-2000


____________________
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC. As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [ ].

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box [X].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ].


                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
                                                           PROPOSED          PROPOSED
                                                           MAXIMUM           MAXIMUM       AMOUNT OF
   TITLE OF EACH CLASS OF SECURITY       AMOUNT TO BE   OFFERING PRICE      AGGREGATE     REGISTRATION
         TO BE REGISTERED(4)              REGISTERED      PER SHARE      OFFERING PRICE      FEE(5)
------------------------------------------------------------------------------------------------------
Common Stock, par value $.10 per share     200,000         $13.50          $2,700,000         $797*
------------------------------------------------------------------------------------------------------

The amount of registration fee is calculated pursuant to Rule 457(o) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

*Of the $797.00 registration fee, $708.00 has been previously paid.

                PART II:  INFORMATION NOT REQUIRED IN PROSPECTUS

             ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                                                                   Amount
                                                                   ------
   *    Legal Fees and Expenses.................................  $110,000
   *    Printing and Mailing....................................    50,000
   *    Accounting Fees and Expenses............................    35,000
   *    Appraisal Fees and Expenses.............................    17,000
   *    EDGARization Fees.......................................    10,000
   *    Data Processing Fees....................................    10,000
   *    Filing Fees.............................................     2,000
        Nasdaq Listing Fee......................................     2,500
   *    Other Expenses..........................................    15,000
                                                                  --------
   *    Total...................................................  $250,000
                                                                  ========

----------
*  Estimated


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     ARTICLE VI of the Bylaws of Northwest Bancorp, Inc. (the "Corporation") provides for indemnification of directors and officers of the Company as follows:

          6.1  THIRD PARTY ACTIONS. The Corporation shall indemnify any person
               -------------------
     who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, provided that the Corporation shall not be liable for any amounts which may be due to any such person in connection with a settlement of any action or proceeding effected without its prior written consent or any action or proceeding initiated by any such person (other than an action or proceeding to enforce rights to indemnification hereunder).

          6.2  DERIVATIVE AND CORPORATE ACTIONS. The Corporation shall indemnify
               --------------------------------
     any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, provided that the Corporation shall not be liable for any amounts which may be due to any such person in connection with a settlement of any action or proceeding affected without its prior written consent. Indemnification shall not be made under this Section 6.2 in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the Corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

          6.3  MANDATORY INDEMNIFICATION. To the extent that a representative of
               -------------------------
     the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 6.1 or Section 6.2 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          6.4  PROCEDURE FOR EFFECTING INDEMNIFICATION. Unless ordered by a
               ---------------------------------------
     court, any indemnification under Section 6.1 or Section 6.2 shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because he has met the applicable standard of conduct set forth in those sections. The determination shall be made:

          (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

          (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

          (3)  by the stockholders.

          6.5  ADVANCING EXPENSES. Expenses (including attorneys' fees)
               ------------------
     incurred in defending any action or proceeding referred to in this Article VI shall be paid by the Corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI or otherwise.

          6.6  INSURANCE. The Corporation shall have the power to purchase and
               ---------
     maintain insurance on behalf of any person who is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against that liability under the provisions of this Article VI.

          6.7  MODIFICATION. The duties of the Corporation to indemnify and to
               ------------
     advance expenses to a director or officer provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

     ARTICLE VIII of the Corporation's Articles of Incorporation provides for the limitation of liability of directors and officers of the Company as follows:

          A. PERSONAL LIABILITY FOR MONETARY DAMAGES. The personal liabilities of the directors and officers of the Corporation for monetary damages for conduct in their capacities as such shall be eliminated to the fullest extent permitted by the BCL as it exists on the effective date of these Articles of Incorporation or as such law may be thereafter in effect, and in no event shall a director be personally liable, as such, for monetary damages for any action taken unless the director has breached or failed to perform the duties of his office under the BCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This section A of Article VIII shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to Federal, State, or local law.

          B. AMENDMENTS. No amendment, modification or repeal of this Article VIII, nor the adoption of a provision of these Articles of Incorporation inconsistent with this Article VIII, shall adversely affect the rights provided hereby with respect to any claim, issue or matter in any proceeding that is based in any respect on any alleged action or failure to act prior to such amendment, modification, repeal or adoption.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES:

     The exhibits and financial statement schedules filed as part of this registration statement are as follows:

     (a)  LIST OF EXHIBITS

     The list of exhibits immediately preceeds the exhibits filed as part of this registration statement.

     (b)  FINANCIAL STATEMENT SCHEDULES

     No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution;

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering;

     (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report. to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information;

     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

     (7)(a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424 (b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective;

     (7)(b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     Pursuant to the requirements of the Securities Act of 1933, Northwest Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Warren, Pennsylvania, on the 12th day of August, 1998.

                                       NORTHWEST BANCORP, INC.



                                       By:  /s/ John O. Hanna
                                           ----------------------------------
                                            John O. Hanna, President and
                                            Chief Executive Officer

     We, the undersigned Directors of Northwest Bancorp, Inc. (the "Company") hereby severally constitute and appoint John O. Hanna as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said John O. Hanna may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-3 relating to the offering of the Company's Common Securities, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said John O. Hanna shall do or cause to be done by virtue thereof.

                            NORTHWEST BANCORP, INC.

By:    /s/ John O. Hanna                            By:    /s/ William J. Wagner
       ------------------------------------------          -----------------------------------------
       John O. Hanna, President, Chief                     William J. Wagner, Executive Vice
       Executive Officer and Director                      President, Chief Financial Officer, Chief
       (Principal Executive Officer)                       Operating Officer and Director
                                                           (Principal Financial and Accounting Officer)

Date:  August 12, 1998                              Date:  August 12, 1998


By:    /s/ Richard L. Carr                          By:    /s/ Thomas K. Creal, III
       ------------------------------------------          -----------------------------------------
       Richard L. Carr, Director                           Thomas K. Creal, III, Director

Date:  August 12, 1998                              Date:  August 12, 1998


By:    /s/ John J. Doyle                            By:    /s/ Robert G. Ferrier
       ------------------------------------------          -----------------------------------------
       John J. Doyle, Director                             Robert G. Ferrier,  Director

Date:  August 12, 1998                              Date:  August 12, 1998


By:    /s/ Richard E. McDowell                      By:    /s/ Joseph T. Stadler
       ------------------------------------------          -----------------------------------------
       Richard E. McDowell, Director                       Joseph T. Stadler, Director

Date:  August 12, 1998                              Date:  August 12, 1998


By:    /s/ Walter J. Yahn                           By:    /s/ John S. Young
       ------------------------------------------          -----------------------------------------
       Walter J. Yahn, Director                            John S. Young, Director

Date:  August 12, 1998                              Date:  August 12, 1998

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 14, 1998
                                                 REGISTRATION NO. 333-56859
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             --------------------


                                    EXHIBITS
                                       TO
                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-3


                             --------------------








                            NORTHWEST BANCORP, INC.







================================================================================

                                 EXHIBIT INDEX


 2.1 Agreement and Plan of Merger Between Northwest Savings Bank and Corry Savings Bank****

 2.2    Corry Savings Bank Plan of Merger and Stock Issuance Plan****

 4      Form of Common Stock of Northwest Bancorp, Inc.*

 5.1 Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. as to the legality of the securities being issued.****

 8.1    Tax Opinion of KPMG Peat Marwick LLP

23.1    Consent of KPMG Peat Marwick LLP****

23.2    Consent of Luse Lehman Gorman Pomerenk & Schick, P.C. (set forth in
        Exhibit 5.1)****

23.3    Consent of KPMG Peat Marwick LLP

24 Power of attorney (set forth on the signature pages to this Registration Statement)****

27      Financial Data Schedules**

99.1    Proxy Statement for depositors of Corry Savings Bank****

99.2    Stock Order Form

----------
* Filed as an exhibit to the Registrant's Registration Statement on Form S-4 (Registration No. 333-31687) previously filed with the Securities and Exchange Commission on July 21, 1997, as amended October 9, 1997 and November 4, 1997.

** Previously filed with the Securities and Exchange Commission on July 21, 1997, November 13, 1997, February 13, 1998 and May 15, 1998. Such
     documents are incorporated herein by reference pursuant to Rule 601 of Regulation S-K.

***  To be filed supplementally or by amendment.

**** Previously filed